AGREEMENT OF LEASE

         THIS AGREEMENT OF LEASE is made between Dongsuh Securities Co., Ltd., with offices at 34-1 Yoido-Dong, Youngdeungpo-Gu, Seoul, represented by Kwan Jong Kim, its Representative Director (hereinafter referred to as the "Landlord") and Dongsuh Finance Co., Ltd., with offices at 826-24 Yoksam-Dong, Kangnam-Gu, Seoul, represented by Hyun Yi Kang, its Representative Director (hereinafter referred to as the "Tenant") for the premises consisting of part of the Dongsuh Securities Building.

         Article 1 (Leasing of Premises)
         ------------------------------

         1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the premises as described below (the "Premises"):

         Entire first floor  (693.65 sq. m) and entire  second floor (693.65 sq.
         m), total 1,368.12 sq. m, in the building known as 826-24, 25 Yoksam-Dong, Kangnam-Gu, Seoul, inclusive of common areas, but exclusive of parking Lot.

         2. Tenant shall not be granted any other property rights on the Premises by virtue of this Lease other than the rights specifically set forth in this Agreement of Lease.

         3. Tenant shall use and occupy the Premises for offices and for no other purpose.

         Article 2 (Term)
         ---------------

         1. The term of this Lease shall be from the 1st day of July, 1996 to the 30th day of June, 2000.

         2. In the event the Tenant fails to take possession of the Premises within one (1) month of the commencement of the lease term or to deposit the entire amount of security on or before the commencement of the lease term, this Agreement of Lease shall automatically become null and void and any monies paid to the Landlord shall belong to the Landlord.

         3. This Agreement of Lease shall be renewed automatically for an additional period of six (6) months on the same terms and conditions unless, at least one (1) month prior to the expiration of the lease term, either party notifies the other party in writing of its intention to modify the terms of the Lease.

         4. Either party may terminate this Lease by giving a two (2) months written notice to the other party, in which event this Agreement of Lease shall terminate upon the passage of two (2) months after receipt of such a notice.

         Article 3 (Security)
         --------------------

         1. Upon the execution of this Agreement of Lease, Tenant shall deposit the sum of 148,000,000 Won with the Landlord.

         2. In the event of renewal of this Lease, Tenant shall make additional deposit in proportion to the increase of rent on or before the previous day of the expiration of this Lease. Tenant agrees to pay interest at the prevailing default interest rate in the event of Tenant's failure to make the additional deposit in a timely manner.

         3. Tenant may not apply the Security to rent payment. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security.

         4. The Security shall be returned to the Tenant within 15 days after the expiration of this Lease or earlier termination and after the delivery of entire possession of the Premises to Landlord in accordance with the provision of Article 16 hereof. Landlord shall have the right to deduct from the Security any and all costs, expenses, obligations or liabilities which the Tenant is obligated to pay.

         Article 4 (Rent)
         ----------------

         1. Tenant agrees to pay the Landlord the sum of 14,800,000 Won as monthly rent on or before the 5th day of each month at a place as the Landlord may designate. Value added taxes shall be the responsibility of the Tenant.

         2. In the event the monthly rent is not paid on or before the 5th day of each month, a late charge shall be assessed at the rate as set forth in
Article 3 (2) above.

         Article 5 (Maintenance Charges)
         ------------------------------

         1. Tenant agrees to pay the Landlord each month the sum of 5,870,200 Won for maintenance of the Premises including salaries for maintenance personnel, electricity, water and cleaning. Value added taxes shall be the responsibility of the Tenant.

         2. Further, Tenant agrees to pay all costs and expenses, electricity and taxes and assessments for maintaining facilities and appurtenances installed by the Tenant for its own use.

         3. Landlord will submit to the Tenant monthly statement for maintenance charges at the beginning of each month. Tenant agrees to make the necessary payment on or before the 5th day of each month at a place as the Landlord may designate. In the event of late payment, a late charge shall be assessed at the rate as set forth in Article 3 (2) above.

         4. In the event the lease term commences or terminates in the middle of a month, the monthly maintenance charges shall be prorated for that month.

         5. In the event of substantial increases of taxes, assessments or other prices or change of economic circumstances, the monthly maintenance charges may be increased accordingly after consultation between the Landlord and the Tenant.

         Article 6 (Requirements of Law, Rules and Regulations)
         -----------------------------------------------------

         Tenant shall comply with all applicable laws, orders and regulations in conducting its businesses operations. Tenant and its employees shall observe faithfully and comply strictly with the Rules and Regulations as Landlord or Landlord's agent may from time to time adopt concerning the use of the Premises and other facilities and equipment.

         Article 7 (Assignment or Sublease)
         ---------------------------------

         1. Tenant shall not assign this Agreement nor sublet the Premises or part thereof to others.

         2. Other than the employees of the Tenant, Tenant shall not permit others to occupy the Premises or part thereof nor post signs of others.

         Article 8 (Prohibition of Residential Occupancy)
         -----------------------------------------------

         1.  Tenant  is  strictly   prohibited   from  using  the  Premises  for
residential purposes. Only the Tenant's night watchmen, to the extent permitted by the Landlord in writing, may stay on the Premises overnight.

         2. Landlord may prohibit or restrict the use of elevators or other facilities on legal holidays or Sundays or prior to 8:00 a.m. or after 7:00 p.m. on business days.

         3. In the event the Tenant decides to work on holidays or beyond 7:00 p.m. on business days, Tenant shall pay additional maintenance charges based on the additional maintenance services provided by the Landlord.

         Article 9 (Indemnity of Landlord)
         ---------------------------------

         Landlord shall not be liable for any damage to property of Tenant (including vehicles parked in the parking lot) resulting from any cause of whatsoever nature. Landlord shall only be required to assign and manage a guard or guards to protect the common areas of the building.

         Article 10 (Prohibited Activities)
         ---------------------------------

         Tenant  agrees  not  to  engage  in  the  following  activities  on the
Premises:

         1. Installation of signs or advertisement materials which will cause nuisance to the general public.

         2. Delivery or storage of explosives or other materials dangerous to persons or property of others.

         3. Unauthorized use of heating equipment or fuel such as woods, coal, oil or gas.

         4. Unauthorized use of heating or air conditioning equipment.

         5. Keeping animals or pets other than fish bowls.

         6. Damaging the Landlord's structures, equipment or facilities; making alterations to the structures of the building without the Landlord's consent; or installation of signs or advertisement materials without the Landlord's consent or approval.

         7. Manufacturing or selling contraband goods.

         8. Use of the Premises for purposes otherwise unauthorized under this Lease Agreement.

         Article 11 (Improvements and Installations)
         ------------------------------------------

         Tenant is prohibited from doing the following improvements or installations without the Landlord's prior written consent. All the improvements and installations shall be done under the supervision of the Landlord at the expense of the Tenant.

         1. Alterations of the Premises; partitioning; or installation or change of windows, etc.

         2. Installation or transfer of electrical outlets; installation of telephone system; or installation, addition, transfer or change of water supply or gas supply facilities.

         3. Posting trade name, trademark, etc. on the exterior walls or plate glass of the building.

         4. Installation of safe or other heavy equipment.

         5. Installation of signs or advertisement materials.

         Article 12 (Repairs)
         -------------------

         1. Tenant shall be responsible for all the repairs of walls, ceiling and floors including painting. However, Landlord will do the regular painting of ceilings and walls.

         2. If the Landlord's repairs are needed, Tenant shall immediately notify the Landlord. Tenant's repairs shall be done in consultation with the Landlord.


         Article 13 (Damages)
         --------------------

         1. In the event of damages to the Premises or the facilities in the Building caused by the Tenant, its employees, agents or invitees, Tenant shall immediately notify the Landlord and pay the necessary damages.

         2. Tenant shall be liable for any damages of which the Tenant fails to notify the Landlord.

         3. The amount of damages shall be determined by the Landlord based on the fair market value. Landlord's determination herein shall be conclusive and final.

         Article 14 (Access)
         ------------------

         Landlord or its agents shall have access to the Premises at all times during the term of this Lease for the purpose of necessary inspection, emergency measures for sanitation, fire prevention and crime prevention and to show the Premises to future tenants.

         Article 15 (Landlord's Termination)
         ----------------------------------

         1. Landlord shall have the right to terminate this Lease upon occurrence of the Tenant's defaults as follows:

                  a. Failure to pay rents and additional rents or two (2) or more months beyond the due dates as provided for in Article 4 and Article 5.

                  b. Encumbrance or attachment of the monies deposited as security.

                  c. Other defaults of the Tenant.

         2. In the event of the Tenant's default, Landlord shall have the right to terminate this Lease, to refuse the renewal or extension of the term of this Lease and to demand immediate surrender of the Premises. Further, Landlord may take any and all other actions it deems appropriate to enforce its rights under this Lease.

         Article 16 (Surrender and Restoration)
         -------------------------------------

         1. Tenant shall remove all its property and assets and return to the Landlord the keys and other property belongings to the Landlord on or prior to the expiration of the term of this Lease.

         2. At the end of the term of this Lease, Tenant shall remove all the partitions or other facilities installed by the Tenant and restore the Premises to its original condition.

         Article 17 (Force Majeure)
         -------------------------

         Landlord shall not be responsible for damages to Tenant's equipment and other property caused by fire theft, natural disaster, earthquake and other acts of god. Tenant shall be responsible for installation of facilities and instruments necessary for prevention of fire and other damages to the property to its own.

         Article 18 (Interpretation)
         --------------------------

         Any disputes arising under this Lease Agreement shall be resolved in accordance with the laws of the Republic of Korea.

         Article 19 ( Jurisdiction)
         -------------------------

         Any legal actions concerning this Lease Agreement shall be subject to the jurisdiction of Seoul Civil District Court.

         Article 20 (Management regulations)
         ----------------------------------

         Tenant agrees to observe the regulations which the Landlord may from time to time establish in order to protect the property of the Tenant and to manage the Premises.

         IN WITNESS WHEREOF, the parties have executed two (2) counterparts of this Lease Agreement.


Dated:  May 21, 1998


Landlord:      Dongsuh Securities, Co., Ltd.
               34-1 Yoido-Dong
               Youngdeungpo-Gu, Seoul
               By:  Kwan Jong Kim
                    Representative Director

Tenant:        Dongsuh Finance Co., Ltd.
               826-24 Yoksam-Dong
               Kangham-Gu, Seoul
               By:  Hyun Yi Kang
                    Representative Director